i"?INSERT: Annual Report - Proxy Results
A special meeting of the shareholders of AXA Premier VIP Trust (a?oTrusta??) was held on November 28, 2011 to vote on the following proposal:
a?c   Approve a Shareholder Services and Distribution Plan pursuant to Rule
12b-1 under the Investment Company Act of 1940 for the Class A Shares of
each Portfolio of the Trust. The voting results of this proposal are as follows:
Fund Name          Shares          Votes in Favor  Votes Against  Votes
                   Represented
                   at the Meeting  of the Proposal the Proposal   Abstained
Multimanager       33,856,852.042  24,683,349.091  7,488,381.484  1,685,121.467
Aggressive Equity
Multimanager Core  3,312,174.463   3,185,921.287   73,525.062     52,728.114
Bond
Multimanager       1,281,712.544   1,145,522.718   119,277.699    16,912.127
International
Equity
Multimanager Large 1,474,192.390   1,233,258.598   220,943.614    19,990.178
Cap Core Equity
Multimanager Large 3,279,156.137   2,401,368.272   866,017.704    11,770.161
Cap Value
Multimanager Mid   1,461,593.200   1,395,017.190   60,136.236     6,439.774
Cap Growth
Multimanager Mid   1,510,214.610   1,356,040.899   122,164.657    32,009.054
Cap Value
Multimanager Multi 59,372,032.233  43,715,982.556  12,419,499.662 3,236,550.015
Sector Bond
Multimanager Small 8,828.536       8,828.536       0.000          0.000
Cap Growth
Multimanager Small 1,199,846.165   1,026,639.685   121,725.517    51,480.963
Cap Value
Multimanager       953,858.180     482,137.825     407,971.614    63,748.741
Technology
AXA Conservative   3,184,561.808   2,068,517.933   1,073,779.147  42,264.728
Allocation
AXA Conservative-  6,303,849.157   4,330,286.378   1,826,280.909  147,281.870
Plus Allocation
AXA Moderate       205,979,218.597 155,706,651.310 38,528,038.115 11,744,529.172
Allocation
AXA Moderate-Plus  31,556,863.638  21,539,606.096  8,603,974.648  1,413,282.894
Allocation
AXA Aggressive     11,631,867.090  7,780,544.659   3,279,495.298  571,827.133
Allocation
Target 2015        4,793,273.311   3,648,138.552   974,511.711    170,623.048
Allocation
Target 2025        5,297,400.513   3,924,909.968   1,234,158.244  138,332.301
Allocation
Target 2035        2,063,626.562   1,481,593.125   456,646.219    125,387.218
Allocation
Target 2045        723,268.373     513,348.273     143,049.762    66,870.338
Allocation